UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 7, 2009

Date of Report (date of earliest event reported)

XTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33282	41-2047573
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

125 Constitution Drive

Menlo Park, California 94025-1118

(Address of principal executive offices)

(650) 475-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the reduction in headcount that XTENT, Inc. (the “Company”) reported on a Form 8-K filed with the Securities and Exchange Commission, or SEC, on January 27, 2009, as of July 1, 2009, the Company’s Vice President of Quality Assurance, Clinical and Regulatory Affairs, Dr. Philippe Marco, M.D., is no longer employed by the Company.  The Company will pay Dr. Marco the retention amount which also was reported on the Form 8-K filed on January 27, 2009.

Item 8.01. Other Events.

On July 7, 2009, the Company announced that it has postponed its special meeting of stockholders which was scheduled to take place at 9:00 a.m. Pacific Time on Thursday, July 9, 2009.  The meeting has been rescheduled for 9:00 a.m. Pacific Time on August 3, 2009.  A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

On May 15, 2009, the Company announced that its board of directors had unanimously approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”).  On June 4, 2009, the Company announced that its board of directors had set July 9, 2009 as the date for a special meeting of the Company’s stockholders at which the stockholders would vote on a proposal to approve the Plan of Dissolution.

Since May 15, 2009, members of the Company’s management and its bankers, Piper Jaffray & Co., have contacted approximately 11 potential strategic buyers in an effort to secure an investment in or the acquisition of the Company.  Eight of the 11 parties indicated that they are not interested in pursuing a transaction with the Company at this time.  One of the 11 parties expressed interest in acquiring specific assets of the Company on terms that the Company believes would not maximize the value of the Company’s assets.  The Company’s board of directors decided to postpone the special meeting of its stockholders in order to allow for further discussions with the other two parties.

THE DISCUSSIONS WITH THESE TWO PARTIES, AND DISCUSSIONS WE MAY HAVE WITH ANY OTHER PARTIES, WITH RESPECT TO AN ALTERNATIVE TO LIQUIDATION AND DISSOLUTION ARE OR WILL BE IN THE VERY EARLY STAGES.  WE CAN PROVIDE NO ASSURANCE THAT THESE DISCUSSIONS WILL RESULT IN AGREEMENT ON THE TERMS AND CONDITIONS OF A TRANSACTION WITH EITHER OF THESE TWO PARTIES OR ANY OTHER PARTY.  EVEN IF THE TERMS AND CONDITIONS OF A TRANSACTION WERE AGREED TO, CONSUMMATION OF THE TRANSACTION WOULD BE SUBJECT TO ONE OR MORE RISKS RELATED TO, AMONG OTHERS, THE DUE DILIGENCE EFFORTS UNDERTAKEN BY EITHER PARTY, THE ABILITY TO OBTAIN ADEQUATE FINANCING, THE NEED FOR DOMESTIC AND FOREIGN REGULATORY APPROVAL AND APPROVAL BY THE BOARD AND STOCKHOLDERS OF EACH PARTY.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of XTENT, Inc. dated as of July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTENT, INC.

Date: July 7, 2009	By:	/s/ Gregory D. Casciaro
Gregory D. Casciaro
President & Chief Executive Officer